Exhibit 26.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form 8-K/A of SecureAlert, Inc. our report dated August 14, 2014 relating to the consolidated financial statements of Emerge Monitoring, Inc. and Subsidiaries, which is contained in that Form 8-K/A.

Eide Bailly LLP

Salt Lake City, Utah
August 14, 2014

www.eidebailly.com

5 Triad Center, Ste. 750 | Salt Lake City, UT 84180-1128 | T 801.532.2200 | F 801.532.7944 | EOE